Exhibit 10.1
SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (“Amendment”), dated as of December 3, 2009 (the “Effective Date”), is among A.H. BELO CORPORATION, THE PROVIDENCE JOURNAL COMPANY, PRESS-ENTERPRISE COMPANY, DENTON PUBLISHING COMPANY, DMI ACQUISITION SUB, INC., THE DALLAS MORNING NEWS, INC., and DFW PRINTING COMPANY, INC. (collectively, the “Borrowers”), the other Loan Parties party hereto, the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”).
RECITALS:
A. The Borrowers, the other Loan Parties, the Administrative Agent and the Lenders have entered into that certain Amended and Restated Credit Agreement dated as of January 30, 2009 (as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of August 18, 2009, the “Credit Agreement”), pursuant to which the Lenders have provided certain credit facilities to the Borrowers.
B. Immediately prior to the effectiveness of this Amendment, each of Bank of America, N.A., Suntrust Bank, Wachovia Bank, National Association, The Northern Trust Company, Comerica Bank, The Bank of New York Mellon, Amegy Bank, National Association, and US Bank National Association (collectively, the “Assignors”) assigned its right, title and interest as a Lender under the Loan Documents to JPMorgan Chase Bank, N.A. pursuant to that certain Master Assignment and Assumption dated as of December 3, 2009 among the Assignors and JPMorgan Chase Bank, N.A. (the “Master Assignment”).
C. Subject to the limitations and satisfaction of the conditions set forth herein, the Administrative Agent and the Lenders hereby agree to amend the Credit Agreement as specifically provided herein.
NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE 1
Definitions
Section 1.1 Definitions. Term defined by the Credit Agreement, where used in this Amendment, to the extent not otherwise defined herein shall have the same meanings as are prescribed by the Credit Agreement.
ARTICLE 2
Amendments
Section 2.1 Amendment to 1.01 of the Credit Agreement. Effective as of the Effective Date, the following definitions contained in Section 1.01 of the Credit Agreement are amended and restated to read in their respective entireties as follows:

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“Adjusted EBITDA” means, for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, (ii) income tax expense for such period, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any extraordinary or non-recurring non-cash charges or expenses for such period, (v) any other non-cash charges for such period including, without limitation, any non-cash stock-based compensation expenses for such period, (vi) Restructuring Costs, and (vii) non-cash expenses for contributions to any Plan, minus (b) without duplication and to the extent included in Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(v) taken in a prior period and (ii) any extraordinary gains and any non-cash items of income for such period, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.
“Applicable Rate” means, for any day, with respect to any CBFR Revolving Loan or Eurodollar Revolving Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “CBFR Spread”, “Eurodollar Spread” or “Commitment Fee Rate”, as the case may be, based upon the Borrowers’ Fixed Charge Coverage Ratio as of the most recent determination date, provided that until the delivery to the Administrative Agent, pursuant to Section 5.01, of the Company’s consolidated financial information for the Company’s fiscal quarter ending after December 31, 2009, the “Applicable Rate” shall be the applicable rate per annum set forth below in Category 3:

Fixed Charge
Coverage	CBFR	Eurodollar	Commitment
Ratio	Spread	Spread	Fee Rate
Category 1	2.25%	3.25%	0.50%
≥ 1.75 to 1.0
Category 2	2.50%	3.50%	0.50%
< 1.75 to 1.0 but ≥ 1.25 to 1.0
Category 3	2.75%	3.75%	0.50%
< 1.25 to 1.0
For purposes of the foregoing, (a) the Applicable Rate shall be determined as of the end of each fiscal quarter of the Company based upon the Company’s annual or quarterly consolidated financial statements delivered pursuant to Section 5.01 and (b) each change in the Applicable Rate resulting from a change in the Fixed Charge Coverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change, provided that the Fixed Charge Coverage Ratio shall be deemed to be in Category 3 (A) at any time that an Event of Default has occurred and is continuing or (B) at the option of the Administrative Agent or at the request of the Required Lenders if the Borrowers fail to deliver the annual or quarterly consolidated financial statements required to be delivered pursuant to Section 5.01, during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.
“Availability Block” means an amount equal to $0.00.

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“Borrowing Base” means, at any time, with respect to each Borrower, the sum of (a) 85% of such Borrower’s Eligible Accounts at such time, plus (b) the lesser of: (i) 50% of such Borrower’s Eligible Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time and (ii) the product of 85% multiplied by the Net Orderly Liquidation Value percentage identified in the most recent inventory appraisal ordered by the Administrative Agent multiplied by such Borrower’s Eligible Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time; provided that the aggregate amount included in the Borrowing Base of a Borrower under this clause (b) shall not exceed an amount equal to 20% of such Borrowing Base, minus (c) Reserves related to such Borrower. The Administrative Agent may, in its sole discretion, reduce the advance rates set forth above, adjust Reserves (other than the Availability Block) or reduce one or more of the other elements used in computing the Borrowing Base.
“Maturity Date” means September 30, 2012 or any earlier date on which the Revolving Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.
“Pension Reserve” means a reserve which the Administrative Agent from time to time establishes in its reasonable discretion for unfunded pension obligations of the Company that exceed cash reserves therefor that are held by the Administrative Agent in a segregated account subject to a Lien in favor of the Administrative Agent, for the benefit of the Lenders, and under the sole control of the Administrative Agent. As of December 3, 2009, the Pension Reserve is $0.00 and shall remain $0.00 unless and until the Administrative Agent gives the Company two days prior notice which may be given electronically that the Pension Reserve shall be a higher amount as specified in such notice.
“Restructuring Costs” means severance expenses, and other charges reasonably acceptable to the Administrative Agent which are incurred by the Company and which do not exceed (a) $10,000,000 during the fiscal year ended December 31, 2009, (b) $1,000,000 during the fiscal year ended December 31, 2010, and (c) $1,000,000 during the fiscal year ended December 31, 2011.
“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit, Overadvances and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such Lender pursuant to Section 9.04. The amount of each Lender’s Revolving Commitment as of December 3, 2009 is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. As of December 3, 2009, the aggregate amount of the Lenders’ Revolving Commitments is $25,000,000.
Section 2.2 Amendment to Definition of “Eligible Accounts”. Clause (c), clause (e), clause (p) and clause (t) of the definition of “Eligible Accounts” contained in Section 1.01 of the Credit Agreement are amended and restated to read in their respective entireties as follows:

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(c) which (i) is unpaid more than 90 days after the date of the original invoice therefor or more than 60 days after the original due date or (ii) has been written off the books of the Borrower or otherwise designated as uncollectible;
(e) which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to (i) such Borrower exceeds 20% of the aggregate amount of Eligible Accounts of such Borrower or (ii) all Borrowers exceeds 20% of the aggregate amount of Eligible Accounts of all Borrowers;
(p) [Intentionally Omitted.]
(t) which is owed by an Account Debtor located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit the applicable Borrower to seek judicial enforcement in such jurisdiction of payment of such Account, unless (i) such Borrower has filed such report or qualified to do business in such jurisdiction, or (ii) such Borrower does not transact business in such jurisdiction (other than in respect of Accounts owed by Account Debtors located in such jurisdiction) or is otherwise not required to qualify to do business in such jurisdiction;
Section 2.3 Additions to Section 1.01 of the Credit Agreement. The following definitions are added to Section 1.01 of the Credit Agreement in proper alphabetical order and shall read in their respective entireties as follows:
“Availability” means, with respect to all the Borrowers, at any time, an amount equal to (a) the lesser of the Revolving Commitment and the Aggregate Borrowing Base minus (b) the Pension Reserve minus (c) the Revolving Credit Exposure of all Revolving Lenders.
“Trigger Period” means the period beginning on the date that Availability is less than $7,500,000 and ending on the date thereafter, if any, on which Availability has been equal to or greater than $15,000,000 for 60 consecutive days.
Section 2.4 Deletions from Section 1.01 of the Credit Agreement. The definitions of “Estimated Unfunded Pension Obligations” and “Final Pension Payment Date” are deleted from Section 1.01 of the Credit Agreement.
Section 2.5 Amendment to Section 2.04(a) of the Credit Agreement. Effective as of the Effective Date, the reference to “$5,000,000” in clause (a) of Section 2.04 of the Credit Agreement is amended and restated to read “$2,000,000”.
Section 2.6 Amendment to Section 5.01(c) of the Credit Agreement. Effective as of the Effective Date, clause (c) of Section 5.01 of the Credit Agreement is amended and restated to read in its entirety as follows:
(c) within 30 days after the end of each fiscal month of the Company other than any fiscal month which coincides with the end of a fiscal quarter, its consolidated and consolidating balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company

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and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
Section 2.7 Amendment to Section 5.01(g) of the Credit Agreement. Effective as of the Effective Date, clause (g) and clause (k) of Section 5.01 of the Credit Agreement is amended and restated to read in its entirety as follows:
(g) (i) as soon as available but no later than 3 Business Days following the end of each calendar week during a Trigger Period, (ii) as may be requested by the Administrative Agent during any time that a Default exists, and (iii) as soon as available but no later than 20 days of the end of each calendar month during any other time not described in the preceding clauses (i) and (ii), an Aggregate Borrowing Base Certificate, together with a Borrowing Base Certificate from or with respect to each Borrower and supporting information in connection therewith, together with any additional reports with respect to the Aggregate Borrowing Base or any Borrowing Base as the Administrative Agent may reasonably request;
(k) (i) as soon as available but no later than 3 Business Days following the end of each calendar week during a Trigger Period, (ii) as may be requested by the Administrative Agent during any time that a Default exists, and (iii) as soon as available but no later than 20 days of the end of each calendar month during any other time not described in the preceding clauses (i) and (ii), the Borrowers’ sales and collection report (including a schedule of all earned but unbilled Accounts), cash receipts journal (identifying trade and non-trade cash receipts) and debit memo/credit memo journal;
Section 2.8 Amendment to Section 5.01(m) of the Credit Agreement. Effective as of the Effective Date, clause (m) of Section 5.01 of the Credit Agreement is amended and restated to read in its entirety as follows:
(m) (i) within 20 days after (A) each March 31 if during a Trigger Period and each September 30 if during a Trigger Period and (B) each September 30 during any other time, and (ii) at such other times as may be requested by the Administrative Agent if a Default exists, an updated customer list for each Borrower and its Subsidiaries, which list shall state the customer’s name, mailing address and phone number and shall be certified as true and correct by a Financial Officer of the Borrower Representative;
Section 2.9 Amendment to Section 5.01(o) of the Credit Agreement. Effective as of the Effective Date, clause (o) of Section 5.01 of the Credit Agreement is amended and restated to read in its entirety as follows:
(o) within 15 days of the first Business Day of (i) each March if during a Trigger Period and each September if during a Trigger Period and (ii) each September during any other time, a certificate of good standing for each Loan Party from the appropriate governmental officer in its jurisdiction of incorporation, formation, or organization;
Section 2.10 Amendment to Section 5.02 of the Credit Agreement. Effective as of the Effective Date, (a) the references to “$200,000” in clause (d) and clause (g) of Section 5.02 of the Credit Agreement are each amended and restated to read “$1,000,000”, and (b) clause (b) of Section 5.02 of the Credit Agreement is amended and restated to read in its entirety as follows:

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(b) receipt of any notice of any governmental investigation or any litigation or proceeding commenced against any Loan Party that (i) seeks stated damages in excess of $1,000,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets, (iv) alleges criminal misconduct by any Loan Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Laws, or (vi) contests any tax, fee, assessment, or other governmental charge in excess of $1,000,000;
Section 2.11 Amendment to Section 5.06 of the Credit Agreement. Effective as of the Effective Date, the last sentence of Section 5.06 of the Credit Agreement is amended and restated to read in its entirety as follows:
Notwithstanding the foregoing, if no Event of Default has occurred and is continuing, the Loan Parties will not be required to pay for more than two field examinations during any calendar year.
Section 2.12 Amendment to Section 5.09 of the Credit Agreement. Effective as of the Effective Date, Section 5.09 of the Credit Agreement is amended and restated to read in its entirety as follows:
SECTION 5.09 Insurance. Each Loan Party will, and will cause each Subsidiary to, maintain with financially sound and reputable carriers having a financial strength rating of at least “A” by A.M. Best Company (a) insurance in such amounts (with no greater risk retention) and against such risks (including loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; business interruption; and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required pursuant to the Collateral Documents. The Borrowers will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.
Section 2.13 Amendment to Section 5.11 of the Credit Agreement. Effective as of the Effective Date, the proviso appearing at the end of the last sentence of Section 5.11 of the Credit Agreement is amended and restated to read in its entirety as follows:
provided, however, that if no Event of Default has occurred and is continuing, up to two such appraisals per calendar year shall be at the sole expense of the Loan Parties.
Section 2.14 Amendment to Section 6.01(e) of the Credit Agreement. Effective as of the Effective Date, the reference to “$7,500,000” in clause (e) of Section 6.01 of the Credit Agreement is amended and restated to read “$10,000,000”.
Section 2.15 Amendment to Section 6.04 of the Credit Agreement. Effective as of the Effective Date, (a) the references to “$200,000” in clause (c), clause (d), and clause (e) of Section 6.04 of the Credit Agreement are each amended and restated to read “$500,000”, and (b) clause (l) of Section 6.04 of the Credit Agreement is amended and restated to read in its entirety as follows:
(l) other acquisitions, loans, advances, Guarantees or other investments made during any fiscal year in an aggregate amount not to exceed the lesser of: (i) $5,000,000 or (ii) an amount equal to (1) the Cap Ex Limit for such fiscal year as specified in Section 6.12, less (2) the Capital Expenditures, other than Insurance Capital Expenditures, made by the Loan Parties and their Subsidiaries during such fiscal year.

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Section 2.16 Amendment to Section 6.05(h) of the Credit Agreement. Effective as of the Effective Date, clause (h) of Section 6.05 of the Credit Agreement is amended and restated to read in its entirety as follows:
(h) dispositions of (i) the Riverside Property, (ii) real estate assets owned on December 3, 2009 by Press-Enterprise Company and located in San Jacinto, California, and (iii) real estate assets owned on December 3, 2009 by Press-Enterprise Company and located in Banning, California provided, in each case, that the Net Proceeds received from such disposition are applied in accordance with Section 2.11 hereof and no Default or Event of Default exists or would result from such disposition;
Section 2.17 Amendment to Section 6.05(i) of the Credit Agreement. Effective as of the Effective Date, clause (i) of Section 6.05 of the Credit Agreement is amended and restated to read in its entirety as follows:
(i) disposition of (i) the real estate assets located at 51 Washington Street, Providence, Rhode Island and (ii) the real estate assets located at 75 Fountain Street, Providence, Rhode Island provided, in each case, that the Net Proceeds received from such disposition are applied in accordance with Section 2.11 hereto and no Default or Event of Default exists or would result from such disposition;
Section 2.18 Amendment to Section 6.05(k) of the Credit Agreement. Effective as of the Effective Date, clause (k) of Section 6.05 of the Credit Agreement is amended and restated to read in its entirety as follows:
(k) disposition of real property assets located at 4800 LBJ Freeway, Dallas, Texas owned by The Dallas Morning News, Inc. provided the Net Proceeds received from such disposition are applied in accordance with Section 2.11 hereto and no Default or Event of Default exists or would result from such disposition;
Section 2.19 Additions to Section 6.05 of the Credit Agreement. Effective as of the Effective Date, the following two clauses are added to Section 6.05 as clause (l) and (m) and the current clause (l) shall be renamed clause (n) and all such clauses shall all read in their respective entireties as follows:
(l) disposition of a portion of the North Plant (as defined on Schedule 5.13) consisting of approximately 8.2 acres of real property located at the southeast corner of Coit Road and Plano Parkway in West Plano, Texas owned by The Dallas Morning News, Inc. provided Borrowers receive no less than $1,500,000 in Net Proceeds from such disposition and such Net Proceeds are applied in accordance with Section 2.11 hereto and no Default or Event of Default exists or would result from such disposition;
(m) disposition of the South Plant (as defined on Schedule 5.13) provided that (i) prior to or contemporaneously with such disposition, Borrowers shall pledge real property as additional Collateral for the Obligations and shall deliver such title policies, surveys, and other information with respect to such real property as reasonably requested by the Administrative Agent and such pledged real property (A) shall be acceptable to the Administrative Agent in its reasonable discretion and (B) shall have an appraised fair market value of no less than the portion of the South Plant being disposed of, (ii) the Net Proceeds received from such disposition are applied in accordance with Section 2.11 hereto and (iii) no Default or Event of Default exists or would result from such disposition;

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(n) sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary unless all Equity Interests in such Subsidiary are sold) that are not permitted by any other paragraph of this Section, provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this paragraph (n) shall not exceed $10,000,000 during any fiscal year of the Borrowers;
Section 2.20 Amendment to Section 6.12 of the Credit Agreement. Effective as of the Effective Date, Section 6.12 of the Credit Agreement is amended and restated to read in its entirety as follows:
SECTION 6.12 Capital Expenditures. The Borrowers will not, and will not permit any Subsidiary to, incur or make any Capital Expenditures, other than Insurance Capital Expenditures, during any fiscal year in excess of an amount equal to (a) the Cap Ex Limit (hereinafter defined) for such fiscal year less (b) the aggregate principal amount invested, loaned, or advanced by the Loan Parties and their Subsidiaries in connection with all investments, loans, and advances made under the permissions of Section 6.04(l) in such fiscal year. As used herein, “Cap Ex Limit” means (i) $16,000,000 for fiscal year ending December 31, 2009, (ii) $20,000,000 for fiscal year ending December 31, 2010, and (iii) $20,000,000 for fiscal year ending December 31, 2011.
Section 2.21 Amendment to Section 6.13 of the Credit Agreement. Effective as of the Effective Date, Section 6.13 of the Credit Agreement is amended and restated to read in its entirety as follows:
SECTION 6.13 Financial Covenants.
(a) Minimum Adjusted EBITDA. The Borrowers shall have Adjusted EBITDA, determined for each period specified below if a Testing Period exists as of such date of determination, in an amount not less than the amount specified for such period as follows (amounts in parenthesis indicate negative (deficit) amounts):
12 months ending September 30, 2009: $15,000,000
12 months ending December 31, 2009:  $22,500,000
(b) Fixed Charge Coverage Ratio. If a Testing Period exists as of the end of any fiscal quarter beginning with the fiscal quarter ended March 31, 2010, the Borrowers shall maintain a Fixed Charge Coverage Ratio, calculated as of the end of such fiscal quarter for the four fiscal quarters then ended, of no less than 1.00 to 1.00.
As used in this Section 6.13, the term “Testing Period” means the period beginning on the date that Availability is less than $17,500,000 and ending on the date thereafter, if any, on which Availability has been equal to or greater than $20,000,000 for 60 consecutive days.
Section 2.22 Amendment to Article VII of the Credit Agreement. Effective as of the Effective Date, (a) each reference to “$200,000” in clause (k), clause (l) and clause (r) of Article VII of the Credit Agreement is amended and restated to read “$1,000,000” and (b) clause (s) of Article VII of the Credit Agreement is amended and restated in its entirety to read as follows:
(s) [Intentionally Omitted]

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Section 2.23 Amendment to Commitment Schedule. Effective as of the Effective Date, the Commitment Schedule to the Credit Agreement is amended and restated to read as Schedule 1 to this Amendment.
Section 2.24 Amendment to Schedules. Effective as of the Effective Date, Schedules 3.05, 3.06 and 3.15 to the Credit Agreement are amended and restated to read as Schedules 3.05, 3.06 and 3.15 to this Amendment, respectively.
ARTICLE 3
Amendment to Security Agreement
Section 3.1 Amendment to Section 4.14 of the Security Agreement. Effective as of the Effective Date, Section 4.14 of the Security Agreement is amended and restated to read in its entirety as follows:
4.14 Deposit Account Control Agreements. Such Grantor will provide to the Administrative Agent a Deposit Account Control Agreement duly executed on behalf of each financial institution holding a Deposit Account of such Grantor as set forth in the Security Agreement; provided that, unless an Event of Default has occurred and is continuing, no Grantor shall be required to provide a Deposit Account Control Agreement for any Deposit Account so long as (a) such Deposit Account is not a Collateral Deposit Account (as defined herein) and (b) the aggregate account balance in all such Deposit Accounts shall not exceed $200,000 at any time.
Section 3.2 Amendment to Section 7.2 of the Security Agreement. Effective as of the Effective Date, the last sentence of Section 7.2 of the Security Agreement is amended and restated to read in its entirety as follows:
Notwithstanding the foregoing, no Grantor shall be required to provide a Deposit Account Control Agreement for any Deposit Account so long as (i) such Deposit Account is not a Collateral Deposit Account and (ii) the aggregate account balance in all such Deposit Accounts shall not exceed $200,000 at any time.
Section 3.3 Amendment to Section 7.3 of the Security Agreement. Effective as of the Effective Date, Section 7.3 of the Security Agreement is amended and restated to read in its entirety as follows:
7.3. Application of Proceeds; Deficiency. All amounts deposited in the Collection Account shall be deemed received by the Administrative Agent in accordance with Section 2.18 of the Credit Agreement and shall, after having been credited to the Collection Account, be applied (and allocated) by Administrative Agent in accordance with Section 2.10(b) of the Credit Agreement. The Administrative Agent shall require all other cash proceeds of the Collateral, which are not required to be applied to the Obligations pursuant to Section 2.11 of the Credit Agreement, to be deposited in an investment account or interest-bearing account, with the Administrative Agent and held there as security for the Secured Obligations. No Grantor shall have any control whatsoever over said investment account. Any such proceeds of the Collateral shall be applied in the order set forth in Section 2.18 of the Credit Agreement unless a court of competent jurisdiction shall otherwise direct. The balance, if any, after all of the Secured Obligations have been satisfied, shall be deposited by the Administrative Agent into such

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Grantor’s general operating account with the Administrative Agent. The Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any attorneys’ fees and other expenses incurred by Administrative Agent or any Lender to collect such deficiency.
ARTICLE 4
Conditions; Advances
Section 4.1 Conditions. The effectiveness of Articles 2 and 3 of this Amendment is subject to the satisfaction of the following conditions precedent:
(a) The Administrative Agent shall have received, each in form and substance reasonably satisfactory to the Administrative Agent,
(i) this Amendment duly executed by the Borrowers and the Lenders; and
(ii) the Master Assignment duly executed by the parties thereto;
(b) The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct in all material respects as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date;
(c) No Default or Event of Default shall exist; and
(d) The Administrative Agent shall have received all fees and expenses owing to the Administrative Agent under the terms of the Loan Documents including, without limitation, the fees set forth in the Fee Letter dated as of the date hereof.
Section 4.2 Advances Among Lenders; Pro Rata. If on the effective date of this Amendment, the Revolving Loans outstanding are not held by the Lenders pro rata in accordance with their Applicable Percentages, the Lenders shall promptly make advances among themselves (either directly or through the Administrative Agent) so that after giving effect thereto the Revolving Loans will be held by the Lenders, pro rata in accordance with the Applicable Percentages hereunder. Such advances made under this Section by each Lender whose Applicable Percentage has increased (as compared to its Applicable Percentage in effect immediately prior to the effectiveness of this Amendment) shall be deemed to be a purchase of a corresponding amount of the Revolving Loans of the Lender or Lenders whose Applicable Percentages have decreased (as compared to the Applicable Percentages in effect immediately prior to the effectiveness of this Amendment). The advances made under this Section shall be CBFR Loans made under each Lender’s Revolving Commitment.
ARTICLE 5
Release of Mortgages
Section 5.1 Release of Certain Mortgages. Upon the effectiveness of this Amendment, the Administrative Agent is authorized to release its Lien on the real property covered by the following Mortgages:
(a) Deed of Trust relating to the real property located at 51 Washington Street, Providence, Rhode Island;

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(b) Deed of Trust relating to the real property located at 75 Fountain Street, Providence, Rhode Island; and
(c) Deed of Trust relating to the real property located at 3512 14th Street, Riverside, California and 3450 14th Street, Riverside, California.
On the Effective Date, the Administrative Agent shall execute release documents for the foregoing Deeds of Trust in form and substance reasonably satisfactory to the Loan Parties, and shall deliver such documents to the Loan Parties or their designee for recording by the applicable title company in the appropriate real property records, to effectuate such Lien releases.
ARTICLE 6
Miscellaneous
Section 6.1 Ratifications. Each of the Loan Parties agrees that the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect after giving effect to this Amendment. Each of the Loan Parties, the Administrative Agent and the Lenders agrees that the Credit Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding, and enforceable in accordance with their respective terms.
Section 6.2 Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders that, as of the date of and after giving effect to this Amendment, (a) the execution, delivery, and performance of this Amendment and any and all other documents executed and/or delivered in connection herewith have been authorized by all requisite action on the part of such Loan Party and will not violate such Loan Party’s organizational or governing document, (b) the representations and warranties contained in the Credit Agreement and in the other Loan Documents are true and correct on and as of the date hereof, in all material respects, as if made again on and as of the date hereof except for such representations and warranties limited by their terms to a specific date, and (c) after giving effect to this Amendment, no Default or Event of Default exists.
Section 6.3 Survival of Representations and Warranties. All representations and warranties made in this Amendment, the Credit Agreement, or any other Loan Document, including any other Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or any Lender, or any closing, shall affect the representations and warranties or the right of the Administrative Agent and the Lenders to rely upon them.
Section 6.4 Reference to Credit Agreement. The Credit Agreement and each of the other Loan Documents, and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference to the Credit Agreement in such agreements, documents, and instruments, whether direct or indirect, shall be a reference to the Credit Agreement as amended hereby. When effective pursuant to Section 4.1 hereof, this Amendment shall be a Loan Document.
Section 6.5 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, Page 11

Section 6.6 Effect of Amendment. No consent or waiver, express or implied, by the Administrative Agent or any Lender to or for any breach of or deviation from any covenant, condition, or duty by any Loan Party shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition, or duty. Each of the Loan Parties (individually, a “Subject Loan Party”) hereby (a) consents to the execution and delivery of this Amendment by the other Loan Parties, (b) agrees that this Amendment shall not limit or diminish the obligations of the Subject Loan Party under its certain Loan Documents delivered in connection with the Credit Agreement or executed or joined in by the Subject Loan Party and delivered to the Administrative Agent, (c) reaffirms the Subject Loan Party’s obligations under each of such Loan Documents, and (d) agrees that each of such Loan Documents remains in full force and effect and is hereby ratified and confirmed.
Section 6.7 Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAW APPLICABLE TO NATIONAL BANKS.
Section 6.8 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Loan Parties, the Administrative Agent and the Lenders and their respective successors and assigns, except that no Loan Party may assign or transfer any of its respective rights or obligations hereunder without the prior written consent of the Administrative Agent and the Lenders.
Section 6.9 Counterparts. This Amendment may be executed in one or more counterparts, and on telecopy counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.
Section 6.10 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment. A telecopy or other electronic transmission of any executed counterpart shall be deemed valid as an original.
Section 6.11 Release. TO INDUCE THE ADMINISTRATIVE AGENT AND THE LENDERS TO AGREE TO THE TERMS OF THIS AMENDMENT, EACH OF THE LOAN PARTIES REPRESENTS AND WARRANTS THAT AS OF THE DATE OF THIS AMENDMENT THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO SUCH LOAN PARTY’S OBLIGATIONS UNDER THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, DEFENSES, OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF THIS AMENDMENT AND RELEASES AND DISCHARGES THE ADMINISTRATIVE AGENT, THE LENDERS AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SHAREHOLDERS, AFFILIATES, AND ATTORNEYS (COLLECTIVELY THE “RELEASED PARTIES”) FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITIES, CLAIMS, RIGHTS, CAUSES OF ACTION, OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, AT LAW OR IN EQUITY, WHICH SUCH LOAN PARTY NOW HAS OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE DATE HEREOF AND FROM OR IN CONNECTION WITH THE CREDIT AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED THEREBY.
Section 6.12 Entire Agreement. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS, AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, Page 12

THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers in several counterparts effective as of the Effective Date specified in the preamble hereof.

BORROWERS: A.H. BELO CORPORATION
By:	/s/ Alison K. Engel
Alison K. Engel
Senior Vice President/Chief Financial Officer

THE DALLAS MORNING NEWS, INC.
By:	/s/ Alison K. Engel
Alison K. Engel
Treasurer/Assistant Secretary

DENTON PUBLISHING COMPANY
By:	/s/ Alison K. Engel
Alison K. Engel
Treasurer/Assistant Secretary

DFW PRINTING COMPANY, INC.
By:	/s/ Alison K. Engel
Alison K. Engel
Treasurer/Assistant Secretary

DMI ACQUISITION SUB, INC.
By:	/s/ Alison K. Engel
Alison K. Engel
Treasurer/Assistant Secretary

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, Page 13

PRESS-ENTERPRISE COMPANY
By:	/s/ Alison K. Engel
Alison K. Engel
Treasurer/Assistant Secretary

THE PROVIDENCE JOURNAL COMPANY
By:	/s/ Alison K. Engel
Alison K. Engel
Treasurer/Assistant Secretary

OTHER LOAN PARTIES: A.H. BELO MANAGEMENT SERVICES, INC.
By:	/s/ Alison K. Engel
Alison K. Engel
Treasurer/Assistant Secretary

AL DIA, INC.
By:	/s/ Alison K. Engel
Alison K. Engel
Treasurer/Assistant Secretary

THE BELO COMPANY
By:	/s/ Sandra J. Radcliffe
Sandra J. Radcliffe,
Treasurer/Assistant Secretary

BELO ENTERPRISES, INC.
By:	/s/ Sandra J. Radcliffe
Sandra J. Radcliffe,
Treasurer/Assistant Secretary

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, Page 14

BELO INTERACTIVE, INC.
By:	/s/ Alison K. Engel
Alison K. Engel
Treasurer/Assistant Secretary

BELO INVESTMENTS II, INC.
By:	/s/ Sandra J. Radcliffe
Sandra J. Radcliffe,
Treasurer/Assistant Secretary

BELO TECHNOLOGY ASSETS, INC.
By:	/s/ Alison K. Engel
Alison K. Engel
Treasurer/Assistant Secretary

NEWS-TEXAN, INC.
By:	/s/ Alison K. Engel
Alison K. Engel
Treasurer/Assistant Secretary

PROVIDENCE HOLDINGS, INC.
By:	/s/ Alison K. Engel
Alison K. Engel
President

TDMN NEW PRODUCTS, INC.
By:	/s/ Alison K. Engel
Alison K. Engel
Treasurer/Assistant Secretary

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, Page 15

TRUE NORTH REAL ESTATE LLC
By:	A. H. Belo Corporation, its the sole member

By:	/s/ Alison K. Engel
Alison K. Engel
Senior Vice President/Chief Financial Officer

WASHINGTON STREET GARAGE CORPORATION
By:	/s/ Alison K. Engel
Alison K. Engel
Treasurer/Assistant Secretary

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, Page 16

ADMINISTRATIVE AGENT AND LENDERS: JPMORGAN CHASE BANK, N.A., individually, as a Lender, Administrative Agent, Issuing Bank and Swingline Lender
By:	/s/ Jeff A. Tompkins
Jeff A. Tompkins
Vice President

CAPITAL ONE, N.A., as a Lender
By:	/s/ Shannan Pratt
Shannan Pratt
Senior Vice President

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, Page 17